UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2021

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	88-0225318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3990 Vitruvian Way, Suite 1152, Addison, Texas 75001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 803-5337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2021 (the “Closing Date”), American International Holdings Corp (the “Company”, “we” and “us”) closed the transactions contemplated by a Securities Purchase Agreement dated January 6, 2021 (the “Purchase Agreement”), which was entered into with a group of accredited institutional investors (collectively, the “Investors”), for the sale of convertible promissory notes.

Pursuant to the Purchase Agreement, the Company agreed to sell 6% Original Issue Discount Senior Secured Convertible Promissory Notes in an aggregate principal amount of $1,450,000 (the “Notes”) and warrants to purchase up to an aggregate of 6,750,000 shares of the Company’s common stock (the “Warrants”) to the Investors and entered into a Security Agreement, a Guaranty Agreement, a Pledge Agreement, and a Registration Rights Agreement (the foregoing, collectively with the Purchase Agreement, Notes and Warrant, the “Transaction Documents”). The Purchase Agreement includes indemnification obligations of the Company, requirements for the Company to reserve three times the number of shares of common stock issuable upon conversion of the Notes and exercise of the Warrants, the right of the Investors to participate up to 30% in any future equity or debt offering made by the Company in the 12 months after the Closing Date, a prohibition on the Company selling any shares of common stock or common stock equivalents until 30 days after the Closing Date, subject to certain exceptions, a one year prohibition on the Company entering into any equity line transaction or variable rate transaction (including convertible notes with adjustable conversion prices), and a one year prohibition, without the approval of the Investors, of a reverse or forward stock split.

A total of $850,000 in Notes (the “First Tranche Notes”) were sold on the Closing Date, and a total of $600,000 in Notes (the “Second Tranche Notes”), are required to be purchased by the Investors 50 days after the effective date of a Registration Statement filed by the Company with the Securities and Exchange Commission to register the resale of the shares of common stock issuable upon exercise of the Warrants, subject to certain other closing conditions, including, the Company maintaining at least a $0.12 per share stock price and $50,000 per day trading volume (each during the 10 prior trading days prior to the second closing), and that prior to the trading day before the closing date for the sale of the Second Tranche Notes, the outstanding balance of principal and interest due under the Notes which would be outstanding immediately after the closing of the sale of the Second Tranche Notes, do not exceed 15% of the market capitalization of the Company. In connection with the sale of the First Tranche Notes, the Company paid $25,000 of the Investors’ legal fees and certain other amounts in expense reimbursements.

The Company plans to use a portion of the proceeds from the sale of the Notes to fully repay its outstanding convertible debentures held by Geneva Roth Remark Holdings, Inc., LGH Investments, LLC, JSJ Investments, LLC, and Quick Capital, LLC.

The First Tranche Notes mature on January 7, 2022 and accrue interest at a rate of 6% per annum (15% upon the occurrence of an event of default) payable to the Investors in cash on a calendar quarterly basis (which changes to monthly upon the occurrence of an event of default). Each of the Notes contained a 6% original issue discount.

The First Tranche Notes are convertible into shares of the Company’s common stock at any time, at a rate equal to the lesser of (i) $0.50 per share and (ii) 75% of the lowest daily volume-weighted average price (VWAP) of the Company’s common stock during the seven consecutive trading days prior to the delivery of a conversion notice (the “Market Price”), but not less than 75% of the VWAP on the Closing Date. The Second Tranche Notes are convertible into shares of the Company’s common stock at a rate equal to the lesser of (1) the VWAP on the closing date of the Second Tranche Notes or (2) the Market Price, but not less than 75% of the VWAP on the Second Tranche closing date. However, if while any Notes are outstanding and the daily VWAP on any of seven consecutive trading days is less than the applicable floor price(s), such floor price(s) are reduced (but not increased) to 75% of the VWAP on the seventh trading day.

The conversion price of the Notes may be adjusted upon the occurrence of certain events and the Notes may be declared immediately due and payable by the Investors in the event the Company defaults on any terms of the Notes or the other Transaction Documents. Additionally, at the option of the Investors, upon the occurrence of any event of default, the Investors can elect to convert the Notes at the lower of the stated conversion price and a conversion price equal to 70% of the lowest closing bid price of the common stock during the 10 consecutive trading day period ending and including the date of delivery or deemed delivery of any applicable conversion notice (the “Alternative Conversion Price”). The Notes contain penalties for the Company’s failure to timely deliver shares due upon conversion thereof. The Notes contain provisions limiting each Investor’s ability to convert any portion of its individual Note if such conversion would cause the Investor’s (or any affiliate of any such Investor) holdings in the Company to exceed 9.99% of the Company’s issued and outstanding shares of common stock. The Notes contain customary events of default, which include any default of $30,000 of more of indebtedness of the Company, final judgements equal to or greater than $75,000 rendered against the Company, and the Company’s failure to comply with the reporting obligations of the Securities Exchange Act of 1934, as amended. Upon the occurrence of an event of default, at the option of the holder thereof, the amount of the Note increases by 110% (including principal and accrued interest) (plus 2% additional for each event of default that occurs thereafter). The Notes contain certain rights of the holders thereof upon the occurrence of a change of control or fundamental transaction, each as described in greater detail therein.

The Warrants are exercisable at various prices with (i) Warrants to purchase 2,250,000 shares of common stock exercisable at $0.20 per share, (ii) Warrants to purchase 2,250,000 shares of common stock exercisable at $0.35 per share, and (iii) Warrants to purchase 2,250,000 shares of common stock exercisable at $0.50 per share. All of the Warrants may be exercised via cashless exercise in the event that the shares underlying the Warrants are not registered within 180 days of the closing of the transaction. The Warrants, if not exercised by such date, terminate on January 7, 2026. The Warrants contain provisions limiting each Investor’s ability to exercise the Warrants if such exercise would cause the Investor’s (or any affiliate of any such Investor) holdings in the Company to exceed 9.99% of the Company’s issued and outstanding shares of common stock. The Warrants are only exercisable by each applicable Investor if such Investor purchases its applicable Second Tranche Note. We may prepay the Notes (provided we treat all Note holders equally) by paying 110% of the principal and interest thereon at any time (provided we are required to provide the holders 15 days prior written notice of such repayment, and during which time period the holder may convert the Note into common stock). Unless the Company’s common stock is listed on the NYSE, the NYSE American, the Nasdaq Capital Market, Nasdaq Global Market or Nasdaq Global Select, at any time the Company issues common stock or common stock equivalents, subject to certain exceptions, below the then exercise price, the exercise price of the Warrants reset to the lower of such dilutive issuance or the VWAP on the next trading day following the first public disclosure of such dilutive issuance. Upon an event of default, the exercise price of the Warrants, at the option of the Investors, is the Alternative Conversion Price. If the Company undertakes a fundamental transaction and the successor entity is not a publicly-traded company, the holders of the Warrants have the right to require the Company to pay the greater of (a) the Black Scholes Value of the warrants; and (b) the positive difference between the consideration payable in such fundamental transaction minus the exercise price.

Pursuant to the Security Agreement, the Company and each of its subsidiaries provided the Investors a first priority security interest in substantially all of their assets to secure the repayment of the Notes.

The Subsidiary Guaranty, signed by each of the Company’s subsidiaries, provides for joint and several guaranties of the obligations set forth in the Notes by each of the Company’s subsidiaries. Each future subsidiary of the Company is required to enter into a joinder to the agreement as well.

Pursuant to the Pledge Agreement, we pledged all of the outstanding securities of each of our subsidiaries to the collateral agent of the Investors in order to secure amounts payable pursuant to the Notes.

In connection with the Registration Rights Agreement, we provided the Investors registration rights in connection with the Notes and Warrants, and agreed to (1) file a Registration Statement on Form S-1 within 21 days after the Closing Date to register the common stock to be acquired by the Investors pursuant to the conversion of the Notes and exercise of the Warrants and any other shares of common stock subsequently acquired by the Investors, and granted the Investors piggy-back registration rights. We also agreed to indemnify the Investors in connection with any liability in connection with the registration of such securities.

The Transaction Documents contain other representations, warranties, covenants and restrictions common with this type of transaction, including but not limited to, most favored nations provisions (which apply to the conversion price of the Notes, the terms of the Notes and the terms of the Warrants) and future participation clauses, and prohibitions on further borrowing.

The representations, warranties, covenants and agreements contained in the Purchase Agreement and Warrants were made solely for the benefit of the parties to the Purchase Agreement and Warrants. In addition, such representations, warranties, covenants and agreements (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and Warrants and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement and forms of the Warrant are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and Warrants, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing descriptions of the Purchase Agreement, Notes, Warrants, Security Agreement, Pledge Agreement, Registration Rights Agreement and Subsidiary Guaranty Agreement, are not complete, and qualified in their entirety by the full text of such agreements, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, hereto, which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes and the other Transaction Documents described in Item 1.01, above, are incorporated by reference into this Item 2.03 in their entirety.

Item 3.02 Unregistered Sales of Equity Securities.

As described in greater detail above in Item 1.01, which information is incorporated by reference into this Item 3.02 in its entirety, on January 7, 2021, the Company sold $1,450,000 in convertible Notes and Warrants to purchase 6,750,000 shares of common stock. We claim an exemption from registration for the issuance and grant of such Notes and Warrants pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances/grants did not involve a public offering, the recipients were (i) “accredited investors”; and/or (ii) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, and the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

In the event the Warrants were exercised in full (notwithstanding the cashless exercise rights associated therewith), a maximum of 6,750,000 shares of common stock would be issuable to the holders of such Warrants.

Item 3.03. Material Modification to Rights of Security Holders.

The information regarding the Notes and the other Transaction Documents described in Item 1.01, above, are incorporated by reference into this Item 3.03 in their entirety.

Item 8.01 Other Events

On January 12, 2021, the Company issued a press release relating to the closing of the sale of the Initial Tranche Notes. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1*#	Securities Purchase Agreement dated January 6, 2021, by and between American International Holdings Corp., and the Investors party thereto
10.2*	Form of 6% Original Issue Discount Secured Convertible Promissory Note dated January 6, 2021, by American International Holdings Corp. in favor of the holders thereof
10.3*	Form of Warrant to Purchase Common Stock dated January 6, 2021, by American International Holdings Corp. in favor of the holders thereof
10.4*#	Security Agreement date January 6, 2021, between American International Holdings Corp., VISSIA Mckinney, LLC, VISSIA Waterway, Inc., EPIQ MD, Inc., Legend Nutrition, Inc., Life Guru, Inc and ZipDoctor, Inc., and in favor of the debtors named therein and collateral agent set forth therein
10.5*#	Pledge Agreement dated January 6, 2021, by American International Holdings Corp. in favor of the collateral agent set forth thereof
10.6*#	Registration Rights Agreement dated January 6, 2021, by American International Holdings Corp. in favor of the investors named thereof
10.7*#	Subsidiary Guaranty Agreement between American International Holdings Corp., VISSIA Mckinney, LLC, VISSIA Waterway, Inc., EPIQ MD, Inc., Legend Nutrition, Inc., Life Guru, Inc and ZipDoctor, Inc., and in favor of the purchasers named therein and collateral agent set forth therein
99.1**	Press release dated January 12, 2021

* Filed herewith.

** Filed herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that American International Holdings Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Dated: January 12, 2021	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer